                          DW US GOVERNMENT SECURITIES TRUST

                      SCHEDULE OF COMPUTATION OF YIELD QUOTATION

                                  DECEMBER 31, 1996


                             6
YIELD = 2 { [ ((a-b) /cd)  +1] -1}



WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
               d = The maximum offering price per share on the last
                   day of the period


                                                                         6
YIELD = 2 { [ ((39,316,603.32 - 6,716,144.37) /726,454,284.389 X 8.92) +1] -1}

                                      = 6.11%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                           U.S. GOVERNMENT SECURITIES TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                        _                              _
                       |        ______________________  |
FORMULA:               |       |                        |
                       |  /\ n |          ERV           |
               T  =    |    \  |     -------------      |  - 1
                       |     \ |           P            |
                       |      \|                        |
                       |_                              _|

         T = AVERAGE ANNUAL TOTAL RETURN
         n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT

                                                                 (A)
  $1,000             ERV AS OF            NUMBER OF             AVERAGE ANNUAL
INVESTED - P         31-Dec-96            YEARS - n             TOTAL RETURN - T
------------         ---------            ---------             ----------------

   31-Dec-95          $983.10                   1                       (1.69%)

   31-Dec-91        $1,297.80                   5                        5.35%

   31-Dec-86        $1,961.40                  10                        6.97%




(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                        _                              _
                       |        ______________________  |
FORMULA:               |       |                        |
                       |  /\ n |          EV            |
               t  =    |    \  |     -------------      |  - 1
                       |     \ |           P            |
                       |      \|                        |
                       |_                              _|

                          EV
             TR  =    ----------     - 1
                          P


    t = AVERAGE ANNUAL TOTAL RETURN
     (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                     (C)                              (B)
  $1,000             EV AS OF       TOTAL              NUMBER OF      AVERAGE ANNUAL
INVESTED - P         31-Dec-96      RETURN - TR        YEARS - n      TOTAL RETURN - t
------------         ---------      -----------        ----------     ----------------
  31-Dec-95         $1,031.60           3.16%                  1                3.16%

  31-Dec-91         $1,316.50          31.65%                  5                5.65%

  31-Dec-86         $1,961.40          96.14%                 10                6.97%


(E)      GROWTH OF $10,000
(F)      GROWTH OF $50,000
(G)      GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION


                                 (E)                      (F)                      (G)
$10,000          TOTAL           GROWTH OF  GROWTH OF    GROWTH OF
INVESTED - P     RETURN - TR     $10,000 INVESTMENT-G     $50,000 INVESTMENT-G     $100,000 INVESTMENT-G
------------     -----------     --------------------     --------------------     ---------------------
29-Jun-84             168.27                  $26,827                 $134,135                  $268,270
